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                                                                     Exhibit 5.1

                    OPINION OF REGISTRANT'S GENERAL COUNSEL

October 16, 2000


pcOrder.com, Inc.
5001 Plaza on the Lake
Austin, Texas 78746

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

I am delivering this opinion in my capacity as Vice President, General Counsel and Secretary of pcOrder.com, Inc, a Delaware corporation ("pcOrder"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which pcOrder proposes to file with the Securities and Exchange Commission on or about October 19, 2000 for the purpose of registering under the Securities Act of 1933, as amended, 2,331,175 shares of its Class A Common Stock, par value $.01 (the "Shares") issuable under pcOrder's 1999 Stock Incentive Plan and 2000 Nonstatutory Stock Option Plan (the "Plans").

In connection with this opinion, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of such records, documents and instruments as I have deemed appropriate to render this opinion.

This opinion is limited to the General Corporation Law of the State of Delaware. I disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon the issuance of the Shares, (iii) the full consideration stated in the Plans is paid for each Share, and (iv) all applicable securities laws are complied with, it is my opinion that, when issued by the Company, after payment therefor in the manner provided in the Plans, the Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Richard Friedman

Richard Friedman
Vice President, General Counsel and Secretary